Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Plan Administrator of the

    Windstream 401(k) Plan

We hereby consent to the incorporation by reference in this Windstream Corporation Registration Statement on Form S-8 of our report dated June 23, 2009 with respect to the statement of net assets available for benefits of the Windstream 401(k) Plan as of December 31, 2008, which is included in the December 31, 2009 annual report (Form 11-K) of the Windstream 401(k) Plan.

/s/ FROST, PLLC

Certified Public Accountants

Little Rock, Arkansas

August 13, 2010